UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2004

JETBLUE AIRWAYS CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-49728	87-0617894
(State of Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

118-29 Queens Boulevard, Forest Hills, New York  11375

           (Address of principal executive offices)            (Zip Code)

(718) 709-3026

(Registrant’s telephone number, including area code)

Item 3.03 Material Modification to Rights of Security Holders

On October 4, 2004, JetBlue Airways Corporation (the “Company”) entered into an amendment to its existing Amended and Restated Registration Rights Agreement dated August 10, 2000, as amended by Amendment No. 1 dated as of June 30, 2003, and as further amended by Amendment No. 2 dated as of October 6, 2003, by and among the Company and certain of its stockholders party to the agreement, pursuant to which the requisite stockholders party to the agreement waived (i) their demand registration rights in connection with the Company’s Registration Statement on Form S-3 to be filed in or about October 2004 relating to shares of Common Stock, shares of Preferred Stock, Debt Securities and Pass Through Certificates of the Company, or in any amendments (including post-effective amendments) or supplements thereto, and (ii) their rights to receive any notice, communications or other information with respect thereto. The foregoing description of this agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which has been filed as an exhibit as provided below in this report.

Item 9.01 Financial Statements and Exhibits

See the Exhibit Index below for a list of the exhibits filed as part of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            JETBLUE AIRWAYS CORPORATION

(Registrant)

Date: October 8, 2004	By:	/s/ HOLLY NELSON
Vice President and Controller (principal accounting officer)

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1

Amendment No. 3, dated as of October 4, 2004, to Amended and Restated Registration Rights Agreement, dated as of August 10, 2000, as amended July 2, 2003 and October 6, 2003, by and among JetBlue Airways Corporation and the Stockholders named therein.